Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of our report dated March 30, 1998, relating to the financial statements of UCBH Holdings, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


PricewaterhouseCoopers LLP


San Francisco, California
July 1, 1998